Exhibit 5.1

Reed Smith LLP
Suite 1700
811 Main Street
Houston, TX 77002-6110
Fax +1 713 469 3899
reedsmith.com

October 5, 2016

Medifast, Inc.

3600 Crondall Lane

Owings Mills

Maryland 21117

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Medifast, Inc. a Delaware corporation (the “Corporation”), in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 (the “Registration Statement”) filed by the Corporation on October 5, 2016 with the Securities and Exchange Commission, of 226,061 shares of the Corporation’s common stock, par value $0.001 per share (the “Shares”), issuable pursuant to an inducement award agreement entered into with Daniel R. Chard on October 3, 2016 (the “Award Agreement”).

In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements, representations and certifications of officers and other representatives of the Corporation and others.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Award Agreement, the Shares will be validly issued, fully paid and non-assessable.

Our opinion is based (i) as to matters of law solely on applicable provisions of the laws of the state of Delaware and we express no opinions as to any other laws, statutes, ordinances rules, or regulations, and (ii) on such corporate records as we deemed necessary or appropriate.

Medifast, Inc.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Reed Smith LLP
REED SMITH LLP
a Limited Liability Partnership

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